EXHIBIT 99

                       [PENNWOOD BANCORP LETTERHEAD]


                           PRESS RELEASE



FOR RELEASE:   Immediately

CONTACT:       Paul S. Pieffer
               President and Chief Executive Officer
               (412) 761-1234


                PENNWOOD BANCORP, INC. ANNOUNCES APPROVAL OF
             STOCK BENEFIT PLANS AND INITIATION OF OPEN-MARKET
              STOCK PURCHASES TO FUND STOCK COMPENSATION PLAN


     PITTSBURGH, PENNSYLVANIA -- April 1, 1997 - The Board of Directors of Pennwood Bancorp, Inc. (NASDAQ: PWBK) (the "Company") announced that its 1997 Stock Option Plan and its 1997 Recognition and Retention Plan were approved by shareholders at a special meeting of shareholders held on March 26, 1997. The Company also announced that in order to fund the 1997 Recognition and Retention Plan, the related trust intends to purchase shares of the Company's common stock in the open market with funds contributed by the Company. Purchases will be made from time to time at the discretion of management of the Company and will amount to up to 24,405 shares of the Company's common stock.

     Pennwood Bancorp, Inc. owns 100% of the outstanding stock of Pennwood Savings Bank, a Pennsylvania-chartered, FDIC insured savings bank. The Savings Bank conducts business from its headquarters in Pittsburgh (Allegheny County), Pennsylvania and two branch offices located in Kittanning (Armstrong County), Pennsylvania. The Company's common stock trades on the Nasdaq SmallCap Market System under the symbol "PWBK."